                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                             --------------------


Date of Report:  December 3, 1996



                       Boston Celtics Limited Partnership
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                  (State or other jurisdiction of organization)


                19324                                    04-2936516
  ----------------------------------        ------------------------------------
       (Commission File Number)             (I.R.S. Employer Identification No.)


 151 Merrimac Street. Boston, Massachusetts                    02114
--------------------------------------------        ----------------------------
  (Address of principal executive offices)                   (Zip Code)


                                 (617) 523-6050
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events.

On November 30, 1996, Boston Celtics Limited Partnership ("BCLP" or the "Partnership") announced that Celtics Capital Corporation ("CCC"), an indirect wholly-owned subsidiary of the Partnership, had acquired an aggregate of 780,000 units representing assignments of beneficial ownership of limited partnership interests in BCLP (the "Units").

The Units acquired by CCC were beneficially owned by Paul R. Dupee, Jr. (420,000 Units) and an entity which is an affiliate of Mr. Dupee (320,000 Units), Westbury Partners, L.P. ("Westbury Partners").

The Units were acquired by CCC from Mr. Dupee and Westbury Partners for an aggregate purchase price of $22,880,000 ($29.33 per Unit) and represent approximately 13.3% of BCLP's issued and outstanding Units. Mr. Dupee was the Vice Chairman of the Board and a director of Celtics, Inc., which is the corporate general partner of BCLP. Mr. Dupee resigned from those positions effective upon the acquisition of the Units.

Reference is hereby made to the text of the press release of BCLP containing its announcement which is filed herewith as an exhibit and incorporated herein by reference thereto.

Item 7.   Financial Statements and Exhibits.


c) Exhibits

        99.1) Unit Purchase Agreement dated November 30, 1996 between Boston Celtics Limited Partnership, Celtics Capital Corporation and Westbury Partners, L.P.

        99.2) Unit Purchase Agreement dated November 30, 1996 between Boston Celtics Limited Partnership, Celtics Capital Corporation and Paul R. Dupee, Jr.

        99.3)     Press Release dated November 30, 1996.

                                   SIGNATURES


Pursuant to requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BOSTON CELTICS LIMITED PARTNERSHIP
                                        (Registrant)

                                        By: CELTICS, INC., its General Partner




                                        By: /s/ Richard G. Pond
                                                Richard G. Pond
                                                Executive Vice President and
                                                Chief Financial Officer


Dated:  December 3, 1996